Exhibit 99.1

Information Relating to Item 14—Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of $450,000,000 aggregate principal amount of 3.250% Senior Notes due September 15, 2049 of Puget Sound Energy, Inc., registered pursuant to the Registration Statement (Registration No. 333-232996) on Form S-3 filed on August 2, 2019 and declared effective August 14, 2019, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission (the “Commission”) registration fee, which was previously submitted.

Securities and Exchange Commission registration fee	$43,632
Printing expenses	$1,000
Legal fees and expenses	$115,000
Accounting fees and expenses	$66,000
Rating Agency expenses	$925,000
Total	$1,150,632